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EXHIBIT 10.8

March 1, 2005

Jason Daggett
The Liquid Group, Inc.
4080 Paradise Road #15-168
Las Vegas, NV 89109

Dear Jason,

As a result of our conversations, the purpose of this letter is to propose the engagement of Cygni Capital LLC ("Cygni") by The Liquid Group, Inc., (the "Company") on a non-exclusive basis for a period of ywelve (12) months, to render business development and corporate finance services.

1.   Engagement of Cygni:
     --------------------
     The Company hereby engages Cygni and Cygni hereby agrees to render services to the Company as a business development and corporate finance consultant.

2.   Scope of Engagement.
     --------------------
     The Company desires that Cygni provide advice and consultation to the Company, regarding general business and corporate finance issues and planning, including but not limited to the following:

     a.   strategic alliances, mergers & acquisitions;
     b.   corporate organization and structure;
     c.   private and public equity and debt financing;
     d.   due diligence;
     e.   capital sources and the formation of financial transactions;
     f.   corporate finance methods and systems;
     g. guidance and assistance in available market alternatives to maximize Company shareholder value;
     h.   e-consulting business solutions.

     Specifically, Cygni will act as Corporate Financial Consultant to the Company, for the purpose of (i) advising the Company on its corporate structure, business opportunities, private and public financing alternatives, (ii) advising the Company on structuring and funding an anticipated Private Offering (the "Offering") to fund the Company and
     (iii) consummating a registered merger/reorganization ("Merger") with a company registered under the 1934 Act, or, a trading public company (in either case, the "Merger Target"), which Merger or separately filed registration, will qualify the Company as a fully reporting, trading, company listed on the OTC Bulletin Board, or the NASDAQ Small Cap, as the case may be, as follows:

     CONDITIONS PRECEDENT TO THE MERGER. The following shall be conditions precedent to the Merger (any of which my be waived by the affected party):

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Jason Daggett
The Liquid Group, Inc.
March 1, 2005
Page 2

     - Approval of the Merger Target in Company's sole discretion, subject to the terms and conditions herein;


     - Approval of the Merger by the Shareholders and Board of Directors of the Company and the Merger Target;
     - Approval by all current shareholders of the Company to convert their respective Company shares into shares of the Merger Target such that the total issued and outstanding shares in the Merger Target shall be no more than 12,000,000 immediately post-merger (including any shares sold in the Offering);
     - Immediately preceding the Merger, the Merger Target shall have no assets, and, in the case of our blank check shells, not more than $20,000 in liabilities, and not more than 2,000,000 shares issued and outstanding which shares shall have piggyback registration rights for any Registration filed on behalf of the Company for one year from the date of the merger Agreement; and as to which the Company agrees to file a Registration Statement immediately succeeding an effective date for the Merger registration;
     - Audited Financial Statements of the Company and the Merger target company;
     - There are no claims for any originating or finder's fees or commissions in connection with the Merger, and the Company agrees to indemnify and hold Cygni Associates LLC harmless against all claims and expenses of all finder's fees, originating fees, and all other issues, with respect to the Merger;

     CHRONOLOGY. The exact timing of any Merger and/or separately filed registration will, of course, be subject to certain events that are only partially under our mutual control, such as, the time it takes to audit the Company's Financial Stattements, the time it takes to prepare and fund the Offering, the time it takes for counsel to prepare registration documents and/or reorganization documents and proxy statement, the time it takes for shareholder approval of the Merger by both the Company and the Merger Target, and the time it takes for certain regulatory submittals post Merger. The Merger can only be registered after the Offering is completed. However, it takes approximately 60 days for the SEC to review and respond to any registered filing, after which there may be further delays dependent upon the time it takes for the Company to respond to any SEC inquiries or requests for further information. Specifically, the chronology of events should be as follows:

     i.   Preparation and Funding of any Private Offering;
     ii.  Execution of a definitive Merger Agreement;
     iii. Preparation and Filing of the Registration statement;
     iv. If applicable, SB-2 Registration to register the stock in the Merger Target;
     v.   NASD Trading application.

     The Financial Services shall be provided to the Company in such form, manner and place as the Company reasonably requests. Cygni shall not, by this Agreement, be prevented or barred from rendering services of the same or similar nature, as herein described, or services of any nature whatsoever for, or on behalf of, persons, firms, or corporations other than the Company, whether or not they are competitors of Company. Cygni does not guarantee that its efforts will have any impact upon the Company's business, or the business of the Company's clientele, or that there will be any specific result or improvement from Cygni's efforts. Cygni acknowledges and agrees that confidential and valuable information proprietary to the Company and/or the Company's clientele obtained during its engagement by the Company, shall not be, directly or indirectly, disclosed without the prior express written consent of the Company, unless and until such information is otherwise known to the public generally or is not otherwise secret and confidential.


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Jason Daggett
The Liquid Group, Inc.
March 1, 2005
Page

     In addition, Cygni will assist the Company in obtaining sponsorship by market makers and will also become involved with the placement of blocks of the Company's stock, should any become available for sale. In conjunction with its other activities for the Company, Cygni will assist the Company in obtaining additional research coverage from other broker/dealers and independent analysts.

     The Company hereby recognizes and agrees that it has not engaged Cygni as a placement agent or underwriter in connection with the services set forth herein and that Cygni will not act as a placement agent or underwriter, will not participate in negotiations between the Company and potential buyers of the Company's stock, and that Cygni is not a NASD/SEC registered party. The parties herein agree that Cygni is not acting as an agent, representative, or employee of the Company in performing the services set forth herein. Cygni shall make no representations nor disseminate any information concerning the Company other than information supplied by the Company an/or that is then currently available to the public. The Company agrees to indemnify and hold harmless Cygni for claims, losses, charges, fees (including reasonable attorney's fees), expenses and liabilities arising out of this Agreement or the Company's actions in connection with the Cygni's services herein.

     The Company acknowledges and agrees that Cygni is not now making nor will it make at any time in the future, any representations or warranties regarding the provision of services to the Company hereunder or regarding any of the potential investors to whom the Company will be introduced by Cygni. Accordingly, the Company agrees that Cygni and its officers, directors, employees, agents and advisors shall have no liability for, and the Company releases and discharges Cygni from and against any liability arising out of or in connection with any services provided to the Company hereunder, including any recommendations made or advice given by Cygni in connection with the provision of such services.

3.   Term:
     -----
     This Agreement shall terminate six (6) months from the first day of the next month after your Private Offering has been funded. This Agreement will automatically renew for an additional six (6) month terms, unless otherwise notified in writing, by means of a notice of intent not to renew, at least 30 days prior to the expiration of the Agreement. After the initial six (6) month term, this Agreement may be terminated by either party on thirty (30) days prior written notice.

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Jason Daggett
The Liquid Group, Inc.
March 1, 2005
Page 4

4.   Consulting Fee:
     ---------------
     For so long as this Agreement is in place, Cygni shall be paid a non-refundable monthly fee of $4,500 per month. These fees shall be paid in advance, on the first day of each month after your Private offering has been funded.

5.   Disclaimer of Responsibility for Acts of the Company:
     -----------------------------------------------------
     The obligations of Cygni described herein are strictly limited to those of providing Financial Services to the Company. In no event shall Cygni be required by this Agreement to act as the agent of the Company or otherwise to represent or make decisions for the Company. All final decisions with respect to acts of the Company or its affiliates, whether or not made pursuant to or in reliance on information or advice furnished by Cygni hereunder, shall be those of the Company or such affiliates and Cygni shall under no circumstances be liable for any expense incurred or loss suffered by the Company as a consequence of such decisions.

6.   Expenses:
     ---------
     The Company is responsible for all costs related to any Offering, which may include but are not limited to the preparation and production of a PPM, legal fees, printing and reproduction costs, accounting and other professional services, Blue Sky registration fees, road show and travel related expense and miscellaneous out-of-pocket expenses incurred in connection with this engagement. The Company will be required to pay for all preapproved Cygni expenses in excess of $500 in advance by either providing for direct billing to the Company or Company's credit card. Any expenses incurred by Cygni on behalf of the Company, related to this engagement will be invoiced and due upon receipt. Expenses due Cygni will be deducted from the proceeds of a Close and are subject to applicable charges pursuant to section 7.

7.   Indemnification.
     ----------------
     In consideration of the services to be provided by Cygni under this Agreement, the Company shall:

     a. Indemnify and hold harmless Cygni and any of its directors, officers, employees, consultants or agents (each individually an "Indemnified Person") from and against any losses, claims, damages or liabilities to which such Indemnified Person may become subject arising out of or in connection with the rendering of services by Cygni hereunder, except to the extent that such losses, claims, damages or liabilities are determined in judicial rulings to have primarily resulted from the gross negligence or willful misconduct of such Indemnified Person; and

     b. Reimburse such Indemnified Person for reasonable legal and other expenses as they are incurred, that arise in connection with investigating, preparing to defend or defending any lawsuit, claim or proceeding and any appeals therefrom arising in any manner out of or in connection with the rendering of services by Cygni, provided, however that in the event a final judicial determination is made to the effect specified in subsection (a) above, such Indemnified Person will promptly remit to the Company any amounts reimbursed under the section.

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Jason Daggett
The Liquid Group, Inc.
March 1, 2005
Page 5

     The Company and Cygni agree that (i) the indemnification and reimbursement commitments set forth above shall apply whether or not such Indemnified Person is a named party to any such lawsuit, claim or other proceeding; and (ii) shall promptly notify the other party after receipt by any party of notice of such involvement. This indemnification shall survive any termination of this Agreement.

8.   Successors.
     -----------
     This Agreement is binding upon the parties hereto and their respective permissible assigns, successors, heirs and personal representatives, and shall inure to their benefit.

9.   Assignment.
     -----------
     Neither this Agreement nor any right pursuant hereto or interest herein shall be assignable by any of the parties hereto without the prior written consent of the other parties hereto, except as expressly permitted herein.

10.  Governing Law.
     --------------
     This Agreement shall be governed and construed and enforced in accordance with the laws of the State of California applicable to Agreements to be entered into and entirely performed in such State.

11.  Costs and Attorneys' Fees.
     --------------------------
     If any action, suit, arbitration proceeding or other proceeding is instituted arising out of this Agreement, the prevailing party shall recover all of such party's costs, including, without limitation, the court costs and attorneys' fees incurred therein, including any and all appeals or petitions therefrom. As used herein, "attorneys' fees" shall mean the full and actual costs of any legal services actually rendered in connection with the matters involved, calculated on the basis of the usual fee charged by the attorneys performing such services.

12.  Waiver and Amendment.
     ---------------------
     No waiver, amendment or modification of any provision of this Agreement shall be effective unless consented to by both parties in writing. No failure or delay by either party in exercising any rights, power or remedy under this Agreement shall operate as a waiver of such right, power or remedy. Any terms and/or conditions of this Agreement may be waived at any time, pursuant to this section, but a waiver in one instance shall not be deemed to constitute a waiver in any other instance.

13.  Severability.
     -------------
     In the event that any provision of this Agreement shall be held to be invalid, illegal or unenforceable in any circumstances, the remaining provisions shall nevertheless remain in full force and effect and shall be construed as if the unenforceable portions were deleted.

14.  Section Headings; Defined Terms,
     --------------------------------
     Numbered and titled section headings and defined terms are for convenience only and shall not he construed as amplifying or limiting any of the provisions of this Agreement.

15.  Entire Agreement.
     -----------------
     This Agreement and any exhibits herein incorporated and attached hereto supersede all prior and contemporaneous negotiations and agreements (whether written or oral) and constitute the entire understanding among the parties.



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Jason Daggett
The Liquid Group, Inc.
March 1, 2005
Page 6


Please confirm that the foregoing correctly sets forth your understanding of our agreement and return one executed copy of this Agreement within ten
(10) business days of the date of this letter to our office at 170 Newport Center Dr., Suite 220, Newport Beach, CA 92660, after which this proposal shall be deemed withdrawn.

Very truly yours,

/s/ Eric Chess Bronk

Eric Chess Bronk


Accepted and agreed to this 1st day of March 2005.

The Liquid Group, Inc.


By: /s/ Jason Daggett
-------------------------------------
        Jason Daggett, President